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                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Eaton Vance Corp.:

We consent to the incorporation by reference in the Registration Statements listed at Exhibit 99.2 of Eaton Vance Corp. (the Company) on Forms S-8 and S-3 of our report dated November 24, 1998 appearing in the Annual Report on Form 10-K of the Company for the year ended October 31, 1998.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
January 28, 1999